               AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2009
COMMISSION FILE NO.: 333-154798

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________

Post-Effective Amendment No. 1 to
FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

IMAGING DIAGNOSTIC SYSTEMS, INC.

(Exact Name of Registrant As Specified In Its Charter)

Florida	3845	22-2671269
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer I.D. Number)
	Classification Code Number)

5307 NW 35TH TERRACE
FORT LAUDERDALE, FLORIDA 33309
(954) 581-9800
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
__________________________________

Linda B. Grable, Chief Executive Officer
IMAGING DIAGNOSTIC SYSTEMS, INC.
5307 NW 35TH TERRACE
FORT LAUDERDALE, FLORIDA 33309
(954) 581-9800
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copy to:
Robert B. Macaulay, Esquire
CARLTON FIELDS, P.A.
4000 INTERNATIONAL PLACE
100 S.E. SECOND STREET
MIAMI, FLORIDA 33131
Tel: (305) 530-0050
Fax: (305) 530-0055

Approximate date of commencement of proposed sale to the public: From time to time, at the discretion of the selling shareholder after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non- accelerated filer.  See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.
☐ Large accelerated filer	☒ Accelerated filer
☐ Non Accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

IMAGING DIAGNOSTIC SYSTEMS, INC.

DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-1 was filed by Imaging Diagnostic Systems, Inc. (the “Company”) and was declared effective by the Securities and Exchange Commission on November 12, 2008.  The Registration Statement registered a total of 52,625,734 shares of our common stock, 5,000,000 of which was held by a consultant and the rest of which were issuable upon conversion of and payment of interest to the holders of an 8% convertible debenture sold on August 1, 2008 in the principal amount of $400,000, or upon exercise of warrants issued in connection with the debenture.  As of March 9, 2009, the principal balance of this debenture is $225,000.

We are seeking to deregister 15,611,166 common shares that remain unsold under the Registration Statement.  Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of our common stock that remain unsold under this Registration Statement as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 9th day of March 2009.

IMAGING DIAGNOSTIC SYSTEMS, INC.

By: /s/ Linda B. Grable
Chief Executive Officer
and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: March 9, 2009	By: /s/ Linda B. Grable
Chief Executive Officer
and Chairman of the Board of Directors

Dated: March 9, 2009	By: /s/ Allan L. Schwartz
Executive Vice-President
Chief Financial Officer and Director
(PRINCIPAL ACCOUNTING AND
FINANCIAL OFFICER)